SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant    [ X ]

Filed by a Party other than the Registrant      [  ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement      [  ]   Confidential, For use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2)
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       CHROMAVISION MEDICAL SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]  No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid

[   ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                               [ChromaVision Logo]
                               33171 Paseo Cerveza
                       San Juan Capistrano, CA 92675-4824

                              Phone:      (949) 443-3355
                              Toll-Free:  (888) 443-3310
                              Fax:        (949) 443-3366

                         Internet: www.chromavision.com


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


Dear Stockholder:

You are invited to attend the ChromaVision Medical Systems, Inc. 1999 Annual Meeting of Stockholders.

DATE:                      Wednesday, June 9, 1999

TIME:                      8:30 a.m. Pacific time

PLACE:                     Blue Lantern Inn
                           34343 Street of the Blue Lantern
                           Dana Point, CA 92629

DIRECTIONS:                Included on the last page

No admission tickets are required. Only stockholders who owned stock at the close of business on April 16, 1999, can vote at this meeting or any adjournments that may take place.

At the meeting, we will

o    elect six directors,
o    request approval of an amendment to the 1996 Equity Compensation Plan, and
o    attend to any other business properly presented at the meeting.

We also will report on our 1998 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

Our board of directors is a vital resource. We consider your vote important, no matter how many shares you hold, and we encourage you to vote as soon as possible.

We have rewritten and reformatted our proxy statement to make it easier to read. We encourage you to read this document, and we welcome your comments on the new format.

The proxy statement, accompanying proxy card, and 1998 annual report are being mailed to stockholders beginning approximately May 14, 1999, in connection with the solicitation of proxies by the board of directors.

Please contact Allison Wlodyka in Investor Relations at (888) 443-3310 with any questions or concerns.

Sincerely,


/s/ Douglas S. Harrington, M.D.
-------------------------------------
Douglas S. Harrington, M.D.
Chief Executive Officer and President


April 30, 1999

--------------------------------------------------------------------------------
                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------


Q:   Who is entitled to vote?
A: Stockholders of record as of the close of business on April 16, 1999 may vote at the annual meeting.

Q:   How many shares can vote?
A: On April 16, 1999, there were 17,551,254 shares issued and outstanding. Every stockholder may cast one vote for each share owned.

Q:   What may I vote on?
A:   You may vote on the following items:

     o the election of six directors who have been nominated to serve on our board of directors,

     o    approval of the amendment to our 1996 Equity Compensation Plan, and

     o    any other business that is properly presented at the meeting.

Q:   How does the board recommend I vote on each  proposal?

A: The board recommends a vote FOR each board nominee and FOR the amendment to the 1996 Equity Compensation Plan.

Q:   How do I vote?
A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

     If you sign your proxy card but do not mark any boxes showing how you wish to vote, Douglas Harrington and Kevin O'Boyle will vote your shares as recommended by the board of directors.

Q:   What if I hold my ChromaVision shares in a brokerage account?
A: If you hold your ChromaVision shares through a broker, bank or other nominee, you will receive a voting instruction form directly from the nominee describing how to vote your shares. This form will, in most cases, offer you three ways to vote:
     1.    by telephone,
     2.    via the Internet, or
     3.    by returning the form to your broker.

Q:   What if I want to change my vote?
A: You may change your vote at any time before the meeting in any of the following three ways:

     1.    notify our corporate secretary, Kevin  O'Boyle, in writing,
     2.    vote in person at the meeting, or
     3.    submit a proxy card with a later date.

     If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required.

Q:   How will directors be elected?
A: The six nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.


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

Q: What vote is required to adopt the amendment to the 1996 Equity Compensation Plan?
A: To approve the amendment to the plan, a quorum must be present and voting on the amendment, and a majority of the votes cast must be in favor of the amendment.

Q:   Who will count the votes?
A: A representative of ChromaVision will count the votes and act as the inspector of election.

Q:   What does it mean if I get more than one proxy card?
A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the exact same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent:

     ChaseMellon Shareholder Services
     85 Challenger Road
     Ridgefield Park, NJ 07660
     Toll-free telephone (800) 526-0801

     If you provide ChaseMellon with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier to accomplish this.

     You also can find information on transferring shares and other useful stockholder information on their web site at www.chasemellon.com.

Q:   What is a quorum?
A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:   What is the effect if I abstain or fail to give instructions to my broker?
A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

     Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine. The election of directors is considered a routine matter. The amendment to the 1996 Equity Compensation Plan is considered a non-routine matter. Therefore, brokers, banks or other nominees will not be able to vote on the amendment to the 1996 Equity Compensation Plan without instructions from the stockholder. This will result in a "broker non-vote" on that matter equal to the number of shares for which the brokers do not receive specific voting instructions.

     Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the effect of negative votes. A "withheld" vote is treated the same as an abstention. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Q:   Who can attend the meeting?
A: All stockholders are encouraged to attend the meeting. Admission tickets are not required.

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

Q:   Are there any expenses associated with collecting the stockholder votes?
A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time. Officers and other employees of ChromaVision may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q:   What is a stockholder proposal?
A: A stockholder proposal is your recommendation or requirement that ChromaVision or our board of directors take action on a matter that you intend to present at a meeting of stockholders. However, under applicable rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:   Can anyone submit a  stockholder proposal?
A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: If I wish to submit a stockholder proposal for the annual meeting in 2000, what action must I take?
A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2000, you must submit the proposal, in writing, so that our corporate secretary receives it no later than January 15, 2000. The proposal must meet the requirements established by the SEC. Send your proposal to:

     Kevin C. O'Boyle
     Senior Vice President, Operations
     CFO and Secretary
     ChromaVision Medical Systems, Inc.
     33171 Paseo Cerveza
     San Juan Capistrano, CA 92675-4824

     If you wish to present a proposal at the annual meeting in 2000 that has not been included in the proxy statement, the management proxies will be allowed to use their discretionary voting authority unless notice of your proposal has been received by our corporate secretary no later than March 30, 2000.

Q:   Who are ChromaVision's largest stockholders?

A: Our largest stockholders and the percentage of shares held by each are as follows:

     Safeguard Scientifics, Inc.             26.4%
     XL Vision, Inc.                          8.2%
     Technology Leaders I                     3.8%
     Technology Leaders II                    3.9%

     Directors and executive officers beneficially own a total of approximately 7.9% of our common stock.


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


--------------------------------------------------------------------------------
                              ELECTION OF DIRECTORS
                              Item 1 on Proxy Card
--------------------------------------------------------------------------------

Directors are elected annually and serve a one-year term. There are six nominees for election this year. Each nominee is currently serving as a director and has consented to serve until the next annual meeting if elected. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

The board recommends a vote FOR each nominee. The six nominees who receive the highest number of affirmative votes will be elected as directors.

--------------------------------------------------------------------------------
JOHN S. SCOTT, Ph.D.                                         Director since 1996
Age 48

Dr. Scott is chairman of the board and chief executive officer of XL Vision, Inc., a technology and business incubator of highly differentiated, high-value imaging technology businesses. Dr. Scott has been chairman of ChromaVision's board since March 1996. Prior to founding XL Vision, Inc., from 1991 until July 1993, Dr. Scott was president of Lenzar Electro-Optics, Inc., a manufacturer of imaging devices. Dr. Scott has a Ph.D. in both physics (turbulence and particle acceleration, associated space-borne instrumentation, plasma physics and electro-optical sensor system development) and astrophysics. He has designed and developed scanners for a wide range of media types including intelligence imagery, microfiche, microfilm, fingerprint cards, aerial photos, voter registration cards, and medical x-rays.

--------------------------------------------------------------------------------
DOUGLAS S. HARRINGTON, M.D.                                  Director since 1996
Age 46

Dr. Harrington has been ChromaVision's chief executive officer since December 1996 and president since December 1998. Prior to joining ChromaVision, Dr. Harrington served as chairman and president of Strategic Business Solutions, Inc., a privately held company specializing in the commercialization of biotechnology, and as a principal in Douglas S. Harrington and Associates, a strategic consulting firm. From 1992 to 1995, Dr. Harrington served as president of Nichols Institute, a publicly traded healthcare laboratory services provider, now part of Quest Diagnostics, Inc., a publicly traded laboratory services provider. Prior to 1992, Dr. Harrington held various management positions within Nichols Institute including vice president of operations and medical director. Dr. Harrington currently sits on the board of directors, advisory boards, or scientific advisory boards of several other related healthcare and medical device companies. Dr. Harrington also is associate professor of clinical and anatomic pathology at the University of Nebraska Medical Center and has authored over 80 peer-reviewed publications. He received his Bachelor of Arts degree with distinction and a medical degree from the University of Colorado. Professional affiliation memberships include the American Medical Association, the American Society of Clinical Pathology, the College of American Pathologists and the International Academy of Pathology. Dr. Harrington is a director of Pacific Biometrics, Inc. and Merge Technologies, Inc.

[LOGO]                                                                         4

--------------------------------------------------------------------------------
RICHARD C. E. MORGAN                                         Director since 1996
Age 54

Mr. Morgan is managing partner of Amphion Capital Management LLC, a private equity and venture capital firm and the successor to Wolfensohn Partners, L.P. Mr. Morgan served as managing general partner of Wolfensohn Partners, L.P. from 1986 to 1998. Mr. Morgan is also chairman of Axcess, Inc., a public company that manufactures and distributes RFID security systems, and chairman of Quidel Corp., a manufacturer and distributor of rapid diagnostic tests. From 1990 to 1996, Mr. Morgan was the chairman of MediSense, Inc., a manufacturer and distributor of blood glucose biosensors. Mr. Morgan is also a director of Celgene Corp. and Indigo N.V.


--------------------------------------------------------------------------------
MARY LAKE POLAN, M.D., Ph.D.                                 Director since 1998
Age 55

Dr. Polan is professor and chairman of the Gynecology and Obstetrics Department at Stanford University. From 1985 to 1990, she served as associate professor at Yale University School of Medicine. Dr. Polan also has held professorial positions at Hunan Medical College in the People's Republic of China and Pahlavi University in Shiraz, Iran. Dr. Polan has served on committees of the Institute of Medicine, the National Institutes of Health, and the United States Department of Health and Human Services. Dr. Polan is a director of American Home Products Corp. and Quidel Corp. and holds board positions at numerous other medical corporations. Dr. Polan is currently chair of the Scientific Advisory Board on Women's Health and Hygiene at the Proctor & Gamble Company.

--------------------------------------------------------------------------------
CHARLES A. ROOT                                              Director since 1996
Age 66

Mr. Root served as executive vice president of Safeguard Scientifics, Inc., a company that develops and operates emerging growth information technology companies, from 1986 until his retirement in 1998. Mr. Root is a director of Tangram Enterprise Solutions, Inc.

--------------------------------------------------------------------------------
THOMAS R. TESTMAN                                            Director since 1998
Age 62

Mr. Testman is a business consultant. Mr. Testman retired from his position as managing partner with Ernst & Young, an international auditing, accounting and consulting services firm in October 1992 after 30 years of continuous service. During his tenure, he held the position of national director of management consulting services, was western regional director of health care services, and engaged in management consulting during various periods. During 1998, Mr. Testman served as interim chief executive officer for Techniclone Corporation, a cancer drug developer, and in 1997 served as interim chief executive officer for Covenant Care, Inc., a skilled nursing care company. He also formerly served as a director of Nichols Institute, a publicly held laboratory company that was sold to Corning, Inc. in 1994. Mr. Testman is a director of Techniclone Corporation and Minimed, Inc. and serves as a director of six privately held health care companies.

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


--------------------------------------------------------------------------------
                  BOARD OF DIRECTORS -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

Board Meetings: The board of directors held six meetings in 1998. Each director attended at least 75% of the total number of meetings of the board and committees of which he or she was a member.

Board Compensation: Directors receive reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings or other company business.

Each non-employee director is eligible to receive stock option grants at the discretion of the compensation committee.

Directors' options generally have a ten-year term and are 20% vested on the grant date, with the remaining 80% vesting in 12 equal increments each quarter thereafter. The exercise price is equal to the fair market value of a share of our common stock on the grant date.

Dr. Mary Lake Polan and Mr. Thomas R. Testman each received an option to purchase 50,000 shares at an exercise price of $6.00 per share when they joined the board in August 1998.


--------------------------------------------------------------------------------
                        BOARD COMMITTEE MEMBERSHIP ROSTER
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                Audit             Compensation
--------------------------------------------------------------------------------
Meetings held in 1998                             3                    2
--------------------------------------------------------------------------------
Richard C.E. Morgan                               X*                   X
--------------------------------------------------------------------------------
Mary Lake Polan, M.D., Ph.D. (1)                                       X
--------------------------------------------------------------------------------
Charles A. Root (1)(2)                            X                    X
--------------------------------------------------------------------------------
Thomas R. Testman  (2)                            X                    X*
--------------------------------------------------------------------------------

* Chairman

(1) Mr. Root served on the compensation committee until December 1998, at which time Dr. Polan and Mr. Testman were appointed.

(2) Mr. Root served on the audit committee until December 1998. Mr. Testman was appointed to the audit committee in September 1998.

Audit Committee

o recommends the hiring and retention of our independent certified public accountants
o discusses the scope and results of our audit with the independent certified public accountants
o reviews with management and the independent certified public accountants the interim and year-end operating results
o considers the adequacy of our internal accounting controls and audit procedures
o reviews the non-audit services to be performed by the independent certified public accountants

Compensation Committee

o determines compensation levels for our executives, including salaries, bonuses and other incentive compensation
o    administers our equity compensation plan

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

--------------------------------------------------------------------------------
                            ADOPTION OF AMENDMENT TO
                        THE 1996 EQUITY COMPENSATION PLAN
                              Item 2 on Proxy Card
--------------------------------------------------------------------------------

Background

Our 1996 Equity Compensation Plan was initially adopted in 1996. Since less than 135,000 shares remained available for issuance under that plan, in February 1999, our board adopted, subject to stockholder approval, an amendment to the plan authorizing the issuance of an additional 580,000 shares under the plan.

The board recommends a vote FOR approval of the amendment to the 1996 Plan. Approval of this amendment requires a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, and voting on the amendment. If the stockholders do not approve the amendment, then the number of shares that may be issued under the 1996 Plan will not exceed 1,920,000 shares.

Purpose of the 1996 Plan

The 1996 Plan provides participants with an opportunity to receive grants of stock options, stock appreciation rights, and restricted stock. We have historically granted incentive stock options and non-qualified stock options with an exercise price that generally has been equal to the fair market value on the grant date. We most likely will continue to do so in the future. However, to remain competitive and to be able to continue attracting outstanding employees, directors and advisors, our 1996 Plan provides the flexibility for other types of grants.

We believe the 1996 Plan will encourage the participants to contribute to our growth, thus benefiting our stockholders, and will align the economic interests of the participants with those of our stockholders.

The 1996 Plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act.

Shares Subject to the 1996 Plan

The 1996 Plan, as amended, authorizes the issuance of up to 2,500,000 shares of common stock, subject to adjustment in certain circumstances as discussed below. The maximum number of shares that may be subject to grants made to any individual under the plan is 875,000. If options or stock appreciation rights granted under the plan terminate, expire or are canceled, forfeited, exchanged or surrendered without being exercised, or if a restricted stock award is forfeited, the shares subject to the grant will again be available for purposes of the 1996 Plan.

There are no current plans to authorize any specific grants under the 1996 Plan from the additional 580,000 shares that were authorized. After giving effect to the increase in the number of authorized shares in the plan, at April 16, 1999, of the 2,500,000 shares authorized for issuance, 14,062 shares have been issued upon exercise of options, 1,890,950 shares are subject to options outstanding under the plan, and 594,988 shares remain available for future issuance. The closing price of a share of our common stock on April 16, 1999, was $8.8125 per share.

Administration of the 1996 Plan

The 1996 Plan is administered by the compensation committee, which is currently composed of Messrs. Testman and Morgan and Dr. Polan.

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


The committee has the authority to administer and interpret the 1996 Plan. Specifically, the committee is authorized to

o    determine the individuals to whom grants will be made,
o    determine the type, size and terms of the grants,
o determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability,
o amend the terms of any outstanding awards, including accelerating vesting, waiving forfeiture provisions, or extending a participant's right with respect to grants as a result of termination of employment or service or otherwise,
o establish from time to time any policy or program to encourage or require participants to achieve or maintain equity ownership,
o make factual determinations and adopt or amend appropriate rules, regulations, agreements and instruments for implementing the 1996 Plan, and
o    deal with any other matters arising under the plan.

Eligibility for Participation and Grants

Those eligible to receive grants are employees (including officers and members of the board), non-employee directors, advisory board members, and certain advisors of ChromaVision or any subsidiary. There are approximately 62 employees, 3 non-employee directors, 10 advisory board members, and 10 advisors currently eligible to receive grants.

Grants may consist of incentive stock options, non-qualified stock options, restricted stock awards, or stock appreciation rights. All grants are subject to the terms and conditions of the 1996 Plan.

Grants will continue to vest and remain exercisable as long as a participant remains in our service and for a period of time after termination subject to an overall limitation of ten years. In determining whether a participant will be considered to have terminated service for purposes of exercising options and stock appreciation rights and satisfying conditions with respect to restricted stock awarded, a participant will not be considered to have terminated service until the participant ceases to serve as an employee, advisor, member of any advisory board, or member of the board. The committee may waive or modify these termination provisions.

Stock Options

Grant of Stock Options. The committee may grant options qualifying as incentive stock options to employees. The committee may grant non-qualified stock options to any participant. Grants to employees may be made in any combination of incentive stock options and non-qualified stock options.

Option Price. The option exercise price is determined by the committee at the time of grant. To qualify as an incentive stock option, the exercise price may not be less than the fair market value of the common stock at the time of grant. Also, the value (determined as of the grant date) of any incentive stock options held by a participant that become exercisable for the first time during any calendar year cannot exceed $100,000. If a participant owns stock having more than 10% of the voting power of ChromaVision, the exercise price of an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of grant.

Term and Exercisability of Stock Options. The committee determines the term of stock options granted under the 1996 Plan, although the term may not exceed ten years. If a participant owns stock having more than 10% of the voting power of ChromaVision, the term of an incentive stock option may not exceed five years. The committee determines how stock options will become exercisable and

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

may accelerate vesting at any time for any reason.

Manner of Exercise of Stock Options. To exercise a stock option, a participant must deliver a written exercise notice specifying the number of shares to be purchased together with payment of the option exercise price. The exercise price may be paid in any of the following ways:

o    in cash,
o by delivering shares of our common stock already owned by the participant having a fair market value equal to the exercise price,
o    in a combination of cash and shares, or
o any other method of payment the committee may approve, including a "cashless exercise" of a stock option effected by delivering a notice of exercise to ChromaVision and a securities broker, with instructions to the broker to deliver to ChromaVision out of the sale proceeds the amount necessary to pay the exercise price.

Shares of common stock tendered in payment of the exercise price must have been held by the participant long enough to avoid adverse accounting consequences to ChromaVision.

Upon receipt of a participant's exercise notice, the committee may elect to cash out all or part of an option by paying the participant an amount, in cash or common stock, equal to the excess of the fair market value over the exercise price.

For a non-qualified stock option, we are also required to withhold applicable taxes. If approved by the committee, the income tax withholding obligation may be satisfied by withholding shares of an equivalent market value.

Termination of Stock Options as a Result of Termination of Employment, Disability or Death. Generally, vested stock options will remain exercisable for a period of time following termination of service as follows:

o for one year following termination of service if an individual dies or is disabled or
o    for three months following termination of service for any other reason.

The committee, either at or after grant, may provide for different termination provisions. Options which are not exercisable at termination of service are terminated as of that date.

If service is terminated for cause, the committee may terminate all stock options held by a participant at the date of termination. The committee also may, upon refund of the exercise price, require the participant to forfeit all shares underlying any exercised portion of an option for which ChromaVision has not yet delivered share certificates.

Transferability of Stock Options. Generally, only a participant may exercise rights under a stock option during his or her lifetime, and those rights may not be transferred except by will or by the laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to his or her rights may exercise those rights upon furnishing satisfactory proof of that person's right to receive the stock option. The committee may nevertheless choose to provide with respect to non-qualified stock options that a participant may transfer those stock options to family members or other persons or entities.

Restricted Stock Grants

The committee may provide a participant with an opportunity to acquire shares of our common stock contingent upon his or her continued service or the satisfaction of other criteria. Restricted stock differs from a stock option in that a participant must make an immediate decision whether to make an investment in the stock. The committee determines the amount to be paid for the stock or may decide to grant the stock for no consideration. The

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

committee may specify that the restrictions will lapse over a period of time or according to any other factors or criteria. If a participant's service terminates during the period of any restrictions, the restricted stock grant will terminate with respect to all shares as to which the restrictions on transfer have not lapsed unless the committee provides for an exception to this requirement. Until the restrictions on transfer have lapsed, a participant may not in any way dispose of the shares of common stock to which the restriction applies. All restrictions lapse upon the expiration of the applicable restriction period. Unless the committee determines otherwise, however, during the restriction period the participant has the right to vote restricted shares and receive any dividends or other distributions paid on them, subject to any restrictions specified by the committee.

Stock Appreciation Rights

The committee may provide a participant with the right to receive a benefit measured by the appreciation in a specified number of shares of our common stock over a period of time. The amount of this benefit is equal to the difference between the fair market value of the stock on the exercise date and the base amount of the stock appreciation right (SAR). Generally, the base amount of a SAR is equal to the per share exercise price of the related stock option or, if there is no related option, the fair market value of a share of common stock on the date the SAR is granted. The committee may pay this benefit in cash, in stock, or any combination of the two.

The committee may grant a SAR either separately or in tandem with all or a portion of a stock option. SARs may be granted when the stock option is granted or later while it remains outstanding, although in the case of an incentive stock option, SARs may be granted only at the time the option is granted. Tandem SARs may not exceed the number of shares of common stock that the participant may purchase upon the exercise of the related stock option during the period. Upon the exercise of a stock option, the SARs relating to the common stock covered by the stock option terminate. Upon the exercise of SARs, the related stock option terminates to the extent of an equal number of shares of common stock.

SARs are subject to the same termination provisions on death, disability or termination of service as stock options. The committee may accelerate the exercisability of any or all outstanding SARs.

Termination of the 1996 Plan

The board may amend or terminate the 1996 Plan at any time as long the amendment or termination does not materially impair the rights of a participant without the participant's consent. Stockholder approval of amendments will be required if the Code or the rules of any securities exchange or over-the-counter market on which our stock is listed or included at the time requires stockholder approval of a particular amendment. The 1996 Plan will terminate, in any event, on December 11, 2006.

Adjustment Provisions

The committee will adjust the number and exercise price of outstanding grants, as well as the number and kind of shares available for grants and individual limits for any single participant under the 1996 Plan, to appropriately reflect any of the following events:

o a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares;

o a merger, reorganization or consolidation in which ChromaVision is the surviving corporation;

o    a reclassification or change in par value;

o any other extraordinary or unusual event affecting the outstanding common stock as a class without receipt of consideration by ChromaVision; or

[LOGO]                                                                        10

o a substantial reduction in the value of outstanding shares of common stock as a result of a spin-off or payment of an extraordinary dividend or distribution.

Federal Income Tax Consequences

The current federal income tax treatment of grants under the 1996 Plan is described below. Local and state tax authorities also may tax incentive compensation awarded under the 1996 Plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, we urge participants to consult their own tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

Incentive Stock Options. A participant will not recognize taxable income for the purpose of the regular income tax upon either the grant or exercise of an incentive stock option. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment.

If a participant disposes of the shares acquired under an incentive stock option after at least two years following the date of grant and at least one year following the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. We will not be entitled to any tax deduction by reason of the grant or exercise of the incentive stock option.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (known as a disqualifying disposition), the gain recognized on disposition will be taxed as ordinary income to the extent of the difference between the lesser of the sale price or the fair market value of the shares on the date of exercise and the exercise price. We will be entitled to a federal income tax deduction in the same amount. The gain, if any, in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant tenders shares of common stock received upon the exercise of an incentive stock option to pay the exercise price within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise cost will result in income (or loss) to the participant and, to the extent of a recognized gain, a tax deduction to ChromaVision. If, however, the holding period requirements are met and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the participant's basis in the excess shares will equal the amount of cash paid by the participant upon the exercise of the current stock option, and the participant's holding period with respect to the excess shares will begin on the date the shares are transferred to the participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

Non-qualified Stock Options. There are no federal income tax consequences to a participant or ChromaVision upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the

[LOGO]                                                                        11
time of exercise over the exercise price, and we will be entitled to a corresponding federal income tax deduction.

If a participant surrenders shares to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon the exercise, will be includible in the gross income of the participant. The participant's basis in the excess shares will equal the sum of the cash paid by the participant upon the exercise of the stock option plus any amount included in the participant's gross income as a result of the exercise of the stock option.

The committee may permit a participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, to satisfy the federal income tax withholding, subject to certain restrictions described in the 1996 Plan. Such an election will result in a disposition of the shares which are surrendered or delivered, and an amount will be included in the participant's income equal to the excess of the fair market value of the shares over the participant's basis in the shares.

Upon the sale of the shares acquired by the exercise of a non-qualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the non-qualified stock options).

Restricted Stock. A participant normally will not recognize taxable income upon the award of a restricted stock grant, and we will not be entitled to a deduction, until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock at that time, less any consideration paid by the participant for the shares, and we will be entitled to a federal income tax deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the common stock at that time less any consideration paid by the participant for the shares, determined without regard to the restrictions. In such event, we generally will be entitled to a corresponding federal income tax deduction in the same year. Any gain or loss recognized by the participant upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the participant is not entitled to any tax deduction or tax refund if the participant does not recover any consideration paid by the participant for the restricted stock.

Stock Appreciation Rights. There are no federal income tax consequences to a participant or to ChromaVision upon the grant of a SAR. Upon the exercise of a SAR, a participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock received upon exercise. We generally will be entitled to a corresponding federal income tax deduction

[LOGO]                                                                        12
at the time of exercise. Upon the sale of any shares acquired by the exercise of a SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

Tax Withholding. All grants under the 1996 Plan are subject to applicable tax withholding requirements. We have the right to deduct from all grants paid in cash, or from other wages paid to a participant, any taxes required by law to be withheld with respect to the grant. If grants are paid in shares of common stock, we may require a participant to pay the amount of the taxes that we are required to withhold or may deduct the amount of the withholding taxes from other wages paid to the participant. If approved by the committee, the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld up to an amount that does not exceed the participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Our obligations under the 1996 Plan are conditional upon the payment or arrangement for payment of any required withholding.

Section 162(m). Under section 162(m) of the Code, we may be precluded from claiming a federal income tax deduction for total compensation in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated employees in any one year. Total compensation may include amounts received upon the exercise of stock options and SARs granted under the 1996 Plan, and the value of shares subject to restricted stock grants when the shares are no longer subject to forfeiture (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation." Grants of stock options and SARs generally will meet the requirements of "performance-based compensation." Restricted stock grants generally will not qualify as "performance-based compensation."

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
--------------------------------------------------------------------------------
                  STOCK OWNERSHIP OF DIRECTORS AND OFFICERS AND
                        BENEFICIAL OWNERS OF MORE THAN 5%
                              AS OF APRIL 16, 1999
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                    Shares
                                                                                 Beneficially
                                        Outstanding            Options          Owned Assuming
                                    Shares Beneficially      Exercisable         Exercise of        Percent of
                 Name                      Owned            Within 60 Days         Options            Shares
---------------------------------------------------------------------------------------------------------------
Safeguard Scientifics, Inc.             4,633,861                 0                4,633,861          26.4%
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087-1945
--------------------------------------------------------------------------------------------------------------
XL Vision, Inc.                         1,432,114                 0                1,432,114           8.2%
  10315 102nd Terrace
  Sebastian, FL  32958
--------------------------------------------------------------------------------------------------------------
Technology Leaders I                      664,169                 0                  664,169           3.8%
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087
--------------------------------------------------------------------------------------------------------------
Technology Leaders II                     687,438                 0                  687,438           3.9%
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087
--------------------------------------------------------------------------------------------------------------
John S. Scott, Ph.D.                      460,305                 0                  460,305           2.6%
--------------------------------------------------------------------------------------------------------------
Douglas S. Harrington, M.D.                 3,000           575,000                  578,000           3.2%
--------------------------------------------------------------------------------------------------------------
Richard C.E. Morgan                         5,100            69,791                   74,891           *
--------------------------------------------------------------------------------------------------------------
Mary Lake Polan, M.D., Ph.D.                    0            20,000                   20,000           *
--------------------------------------------------------------------------------------------------------------
Charles A. Root                           106,670                 0                  106,670           *
--------------------------------------------------------------------------------------------------------------
Thomas R. Testman                               0            20,000                   20,000           *
--------------------------------------------------------------------------------------------------------------
Patricia Sisson                             2,000            25,000                   27,000           *
--------------------------------------------------------------------------------------------------------------
Kevin C. O'Boyle                            2,240            87,500                   89,740           *
--------------------------------------------------------------------------------------------------------------
Diethart Reichardt                          2,000            10,000                   12,000           *
--------------------------------------------------------------------------------------------------------------
Michael G. Schneider                           82            47,500                   47,582           *
--------------------------------------------------------------------------------------------------------------
Executive officers and directors as a     585,297           869,791                1,455,088           7.9%
group (12 persons)
--------------------------------------------------------------------------------------------------------------


*    Less than 1% of ChromaVision's outstanding shares of common stock

Notes to Stock Ownership Table

Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as follows:

Safeguard Scientifics      Shares are held of record by wholly owned
                           subsidiaries of Safeguard as follows: Safeguard
                           Scientifics (Delaware), Inc.--3,438,721 shares;
                           Safeguard Delaware, Inc.--1,195,140 shares. All of these shares have been pledged by Safeguard as collateral under its bank line of credit. This number does not include 664,169 shares beneficially owned by Technology Leaders I and 687,438 shares beneficially owned by Technology Leaders II, venture capital partnerships in which Safeguard has indirect general partnership and limited partnership interests.

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



                           Safeguard disclaims beneficial ownership of the shares beneficially owned by each of Technology Leaders I and Technology Leaders II.

Technology Leaders I       This entity consists of Technology Leaders L.P. and
                           Technology Leaders Offshore C.V. Technology Leaders
                           Management L.P., the sole general partner of Technology Leaders L.P. and the co-general partner of Technology Leaders Offshore C.V., exercises, through its executive committee, sole investment and voting power with respect to the shares owned by these entities. Of the 664,169 shares beneficially owned by Technology Leaders I, 310,101 shares are owned by Technology Leaders L.P. and 354,068 shares are owned by Technology Leaders Offshore C.V. Technology
                           Leaders L.P., Technology Leaders Offshore C.V.,
                           Technology Leaders Management L.P., Technology
                           Leaders II L.P., Technology Leaders II Offshore C.V.
                           and Technology Leaders II Management L.P. are members of a group for purposes of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. Technology
                           Leaders I disclaims beneficial ownership of the shares beneficially owned by Technology Leaders II.

Technology Leaders II      This entity consists of Technology Leaders II L.P.
                           and Technology Leaders II Offshore C.V. Technology
                           Leaders II Management L.P., the sole general partner of Technology Leaders II L.P. and the co-general partner of Technology Leaders II Offshore C.V., exercises, through its executive committee, sole investment and voting power with respect to the shares owned by these entities. Of the 687,438 shares owned by Technology Leaders II, 383,109 shares are owned by Technology Leaders II L.P. and 304,329 shares are owned by Technology Leaders II Offshore
                           C.V. Technology Leaders L.P., Technology Leaders
                           Offshore C.V., Technology Leaders Management L.P.,
                           Technology Leaders II L.P., Technology Leaders II
                           Offshore C.V. and Technology Leaders II Management
                           L.P. are members of a group for purposes of Sections
                           13(d) and 13(g) of the Securities Exchange Act of
                           1934. Technology Leaders II disclaims beneficial ownership of the Shares beneficially owned by Technology Leaders I.

John S. Scott              Includes 343,750 shares held by a family partnership.

Diethart Reichardt         Includes 2,000 shares held by a family trust.


Section 16(a) Beneficial Ownership Reporting Compliance: The rules of the SEC require that we disclose late filings of reports of stock ownership by our directors and executive officers. To the best of our knowledge, the only late filing during 1998 was a Form 4 filed late by a former officer, Kenneth Garber.

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


--------------------------------------------------------------------------------
                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following chart compares the cumulative total stockholder return on our common stock for the period beginning with the commencement of our initial public offering on July 1, 1997, through December 31, 1998, with the cumulative total return on the Nasdaq Index and the peer group index for the same period. The peer group consists of SIC Code 3826--Laboratory Analytical Instruments. The comparison assumes that $100 was invested on July 1, 1997, in our common stock, at the initial public offering price of $5.00 per share, and in each of the comparison indices, and assumes reinvestment of dividends.

In the printed document there appears a line graph with the following plot points depicted:


                         1-Jul-97            Dec-97            Dec-98
                         --------            ------            ------
ChromaVision               100                180               100
Nasdaq                     100                 99               139
Peer Group                 100                101               127


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




--------------------------------------------------------------------------------
                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

COMPENSATION PHILOSOPHY

We strive to structure executive compensation to support our goal of maximizing stockholder value. We seek to attract, retain, motivate and reward outstanding executives, who, through their dedication, loyalty and exceptional service, make contributions of unique importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of our executives consists of
o    base pay,
o    annual cash incentives, and
o    stock options.

Base Pay

Compensation levels are initially established on the basis of experience and are intended to be competitive with comparable organizations of similar stage and size. This compensation also reflects the level of responsibility to be assumed at ChromaVision.

In evaluating and establishing rates of base, bonus and long-term incentive pay, the compensation committee has periodically sought the assistance of an independent compensation consultant who has assembled information concerning compensation levels adopted by companies in the same market for executive talent. In particular, the committee has compared compensation factors with those offered by other companies of comparable stage and size in the medical device, high technology and biotechnology businesses.

Dr. Harrington's 1998 base pay. Although the compensation committee was pleased that under Dr. Harrington's direction ChromaVision achieved most of its financial and strategic milestones, the committee took Dr. Harrington's recommendation that he receive no raise in base compensation in 1998 due to the development stage of ChromaVision.

Other highly compensated executives' 1998 base pay. Base pay was determined by considering the factors discussed above and on individual performance.

Annual Cash Incentives

Cash incentives may be awarded at the discretion of the committee. Cash incentives are intended to motivate executives to achieve and exceed not only the targeted tasks and objectives determined for each executive according to his or her responsibilities within the organization but also our annual performance targets and strategic objectives as defined in our annual strategic plan.

Dr. Harrington's 1998 cash incentive. Dr. Harrington has not yet been awarded a cash incentive for 1998. The amount of that award is still to be determined. The committee will determine this award based on a combination of individual performance and ChromaVision's performance targets.

Other highly compensated executives' 1998 cash incentives. Bonuses awarded in 1998 to Mr. O'Boyle and Mr. Schneider were awarded based on objectives achieved in 1997. Ms. Sisson and Mr. Reichardt were awarded incentive bonuses upon joining ChromaVision. Cash incentives for 1998 have not yet been awarded. Those amounts are still to be determined. The committee will consider cash incentives at the recommendation of the CEO and President based on a combination of individual performance and ChromaVision's performance targets.

Stock Options

Our equity compensation plan is designed to attract, retain and reward employees who make significant contributions toward achievement of our financial and


[LOGO]                                                                        17
operational objectives. Grants under the plan align the interests of our executives and employees with the long-term interests of our stockholders and motivate executives and employees to remain in our employ. Generally, grants are not made every year, but are awarded subjectively, based on a number of factors, including the achievement of our financial and strategic objectives, the individual's contributions toward the achievement of our financial and operational objectives, and the amount and term of options already held by each individual.

1998 Stock Option Awards. The committee granted stock options during 1998 to certain new and existing executives and employees. The number of options granted was based on each person's responsibilities.

In December 1998, the committee approved an option repricing program to restore the incentive value of stock options previously granted to certain employees. The main purpose of ChromaVision's equity compensation plan is to assist ChromaVision in attracting, retaining, and motivating capable officers and employees. Awards under the equity compensation plan encourage plan participants to contribute materially to ChromaVision's growth, thereby benefiting the stockholders, and align the economic interests of the plan participants with those of the stockholders.

The committee approved the repricing program because we believed that the large differential between the exercise price of a significant number of the outstanding options in December 1998 and the then current market price of ChromaVision's common stock significantly reduced the benefits ChromaVision expected to realize in connection with its equity compensation plan. Many of ChromaVision's key personnel were recruited during a period when the stock was trading at a higher price than the December 1998 market value. Stock market volatility in the second half of 1998 drove many small company stock prices down, even though companies continued to perform well. ChromaVision achieved most of its development milestones for 1998 and has continued to grow in both expertise and credibility in the marketplace. Those achievements were a direct result of the contributions of its hard working employees, and the repricing program was a necessary tool to retain key employees and management staff.

Under the repricing program, each employee with an outstanding stock option with an exercise price in excess of $6.50 was offered the opportunity to exchange the options for a new option with an exercise price of $5.625, which was the closing price of ChromaVision's common stock on the date the repricing was approved. The vesting dates for each repriced option were extended six months; however, all other option terms were maintained. A total of 269,600 outstanding options were repriced, including 209,000 options held by executive officers.

IRS Limits on Deductibility of Compensation.

Internal Revenue Code section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance-based" as defined in section 162(m). For incentive compensation to qualify as "performance-based" compensation, the committee's discretion to grant awards must be strictly limited. We believe that the 1996 Equity Compensation Plan meets the performance-based exception under section 162(m). We believe that the benefit to ChromaVision of retaining the ability to exercise discretion under its bonus plan outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the committee does not currently intend to seek to qualify the bonus plan under section 162(m).


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

Submitted by the Compensation Committee:

Richard C.E. Morgan
Mary Lake Polan, M.D., Ph.D.
Thomas R. Testman, Chairman

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



--------------------------------------------------------------------------------
                   EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS
--------------------------------------------------------------------------------

               1998 Annual Compensation for the Top Five Officers


----------------------------------------------------------------------------------------------------------------------
                                                                                      Long-Term
                                              Annual Compensation                   Compensation
----------------------------------------------------------------------------------------------------------------------
                                                                                       Awards
----------------------------------------------------------------------------------------------------------------------

                                                                                     Securities
                                                                  Other Annual       Underlying        All Other
   Name and Principal                                            Compensation       Options/SARS     Compensation
        Position            Year    Salary ($)     Bonus ($)(1)       ($)                (#)            ($)(2)
----------------------------------------------------------------------------------------------------------------------
Douglas S. Harrington,       1998  $   160,000    $        0          --                      0      $     4,800
M.D., Chief Executive
Officer and President        1997      138,474        75,000          --                 25,000           41,662

                             1996           --            --          --                737,500           83,160
----------------------------------------------------------------------------------------------------------------------
Kevin C. O'Boyle, Senior     1998  $   140,250    $   40,000          --                      0      $     5,000
Vice President, Operations
and Chief Financial          1997      130,000        30,000    $    100,584             31,250            3,000
Officer
----------------------------------------------------------------------------------------------------------------------
Michael G. Schneider,        1998  $   138,600    $   30,000          --                      0      $     4,443
Vice President of
Manufacturing & Service      1997      124,704        --        $     68,460             37,500            3,741
----------------------------------------------------------------------------------------------------------------------
Patricia Sisson,             1998  $   130,000    $   20,000          --                120,000      $     2,850
Senior Vice President of
Sales, Marketing &
Strategic Planning
----------------------------------------------------------------------------------------------------------------------
Diethart Reichardt, Vice     1998  $   128,500    $   20,000          --                148,000(3)   $     2,400
President of
International Business
Development and
Operations
----------------------------------------------------------------------------------------------------------------------

Notes to Annual Compensation Table:

(1) Bonuses for 1998 have yet to be determined. Bonuses awarded in 1998 to Mr. O'Boyle and Mr. Schneider were awarded based on objectives achieved in 1997. Bonuses to Ms. Sisson and Mr. Reichardt were awarded as incentives upon joining ChromaVision.

(2) The 1998 amount represents a matching contribution under a voluntary savings plan.

(3) Of the options included in this table, 54,000 of the options were canceled and replaced in December 1998 under the option repricing program previously described in the Report of the Compensation Committee on Executive Compensation.

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


                            1998 Stock Option Grants

-------------------------------------------------------------------------------------------------------------------
                                                                                        Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                Individual Grants(1)                                          of Stock Price
                                                                                               Appreciation
                                                                                            for Option Term(2)
-------------------------------------------------------------------------------------------------------------------
                                            % of Total
                             Number of       Options/
                             Securities        SARS
                             Underlying     Granted to
                              Options/     Employees in    Exercise or
                                SARs         Fiscal        Base Price     Expiration        5%            10%
          Name               Granted (#)      Year          ($/Sh)(3)        Date           ($)           ($)
-------------------------------------------------------------------------------------------------------------------
Douglas S. Harrington               0           --             --             --            --            --
-------------------------------------------------------------------------------------------------------------------
Kevin C. O'Boyle                    0           --             --             --            --            --
-------------------------------------------------------------------------------------------------------------------
Michael G. Schneider                0           --             --             --            --            --
-------------------------------------------------------------------------------------------------------------------
Patricia Sisson                 5,000(4)       1.00%        $ 6.50           8/20/08    $   20,439   $    51,797
                               15,000(4)       2.99%          6.50           8/20/08        61,317       155,390
                               50,000(5)       9.97%          5.625          11/3/07       152,676       374,861
                               10,976(5)       2.19%          5.625          12/1/07        33,873        83,346
                               39,024(5)       7.78%          5.625          12/1/07       120,431       296,329
-------------------------------------------------------------------------------------------------------------------
Diethart Reichardt             14,178(6)       2.83%        $ 8.375           1/9/08    $   74,675   $   189,242
                               39,822(6)       7.94%          8.375           1/9/08       209,742       531,528
                               14,178(7)       2.83%          5.625           1/9/08        44,400       109,579
                               39,822(7)       7.94%          5.625           1/9/08       124,707       307,777
                               40,000(7)       7.97%          5.625         11/11/07       122,513       300,986
-------------------------------------------------------------------------------------------------------------------


(1) Each option grant provides that the option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). Upon a change of control, all options become fully vested. The compensation committee may modify the terms of outstanding options, including acceleration of the exercise date.

(2) These values assume that the shares appreciate at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of our future stock price growth. Executives will not benefit unless the common stock price increases above the stock option exercise price.

(3) All options have an exercise price equal to the fair market value of the shares subject to each option on the grant date.

(4) The option to purchase 5,000 shares vests on August 20, 2002 and expires on August 20, 2008. The option to purchase 15,000 shares vests as to 5,000 shares on August 20 in each of 1999, 2000 and 2001, and expires on August 20, 2008.

(5) The option to purchase 50,000 shares vests 25% on June 14, 1999, vests an additional 25% on May 3 in each following year, and expires on November 3, 2007. The options to purchase 10,976 shares and 39,024 shares each vest 25% on June 14, 1999, vest an additional 25% on June 1 in each following year, and expires on December 1, 2007.


[LOGO]                                                                        21

(6) These options were replaced in December 1998 under the option repricing program previously described in the Report of the Compensation Committee on Executive Compensation.

(7) The option to purchase 39,822 shares vests as to 12,754 shares on July 9 in each of 1999, 2000 and 2001 and as to 1,560 shares on July 9, 2002. The option to purchase 14,178 shares vests as to 746 shares on July 9 in each of 1999, 2000 and 2001 and as to 11,940 shares on July 9, 2002. Both of these options expire on January 9, 2008. The option to purchase 40,000 shares vests 25% on June 14, 1999, vests an additional 25% on May 11 in each following year, and expires on November 11, 2007.


          1998 Stock Option Exercises and Year-End Stock Option Values


----------------------------------------------------------------------------------------------------------------------
                                                             Number of Securities
                                                            Underlying Unexercised          Value of Unexercised
                                                                 Options/SARs             In-The-Money Options/SARs
                              Shares                        at Fiscal Year-End (#)        at Fiscal Year-End ($)(1)
                            Acquired on       Value
          Name             Exercise (#)    Realized($)     Exercisable  Unexercisable    Exercisable  Unexercisable
----------------------------------------------------------------------------------------------------------------------
Douglas S. Harrington            0             --              568,750    193,750        $ 1,498,750   $      503,750
-----------------------------------------------------------------------------------------------------------------------
Kevin C. O'Boyle                 0             --               67,187     32,813        $   174,686   $       85,314
-----------------------------------------------------------------------------------------------------------------------
Michael G. Schneider             0             --               34,375     34,375        $   119,375   $       89,375
-----------------------------------------------------------------------------------------------------------------------
Patricia Sisson                  0             --                    0    120,000        $         0   $            0
-----------------------------------------------------------------------------------------------------------------------
Diethart Reichardt               0             --                    0     94,000        $         0   $            0
-----------------------------------------------------------------------------------------------------------------------


(1) Value is calculated using the difference between the option exercise price and the year-end stock price of $5.00, multiplied by the number of shares subject to an option.

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



                          10-YEAR OPTION/SAR REPRICINGS

----------------------------------------------------------------------------------------------------------------------
                                       Number of                                                         Length of
                                      Securities      Market Price                                       Original
                                      Underlying       of Stock at       Exercise                       Option Term
                                     Options/SARs        Time of      Price at Time                     Remaining at
                                      Repriced or     Repricing or     of Repricing    New Exercise       Date of
                                        Amended         Amendment      or Amendment        Price        Repricing or
      Name              Date              (#)              ($)             ($)              ($)          Amendment
----------------------------------------------------------------------------------------------------------------------
Jose de la             12/14/98            5,000           $5.625          $8.00            $5.625     9 years
Torre-Bueno                                                                                            221 days
----------------------------------------------------------------------------------------------------------------------
Diethart               12/14/98           40,000           $5.625          $9.375           $5.625     8 years
Reichardt                                                                                              332 days
----------------------------------------------------------------------------------------------------------------------
Diethart               12/14/98           14,178           $5.625          $8.375           $5.625     9 years
Reichardt                                                                                              26 days
----------------------------------------------------------------------------------------------------------------------
Diethart               12/14/98           39,822           $5.625          $8.375           $5.625     9 years
Reichardt                                                                                              26 days
----------------------------------------------------------------------------------------------------------------------
Patricia Sisson        12/14/98           50,000           $5.625         $10.00            $5.625     8 years
                                                                                                       324 days
----------------------------------------------------------------------------------------------------------------------
Patricia Sisson        12/14/98           39,024           $5.625         $10.25            $5.625     8 years
                                                                                                       352 days
----------------------------------------------------------------------------------------------------------------------
Patricia Sisson        12/14/98           10,976           $5.625         $10.25            $5.625     8 years
                                                                                                       352 days
----------------------------------------------------------------------------------------------------------------------


Employment Contracts; Severance and Change-in-Control Arrangements

Dr. Harrington's arrangement with ChromaVision provides for his employment on an at-will basis, subject to severance pay upon termination under certain conditions. Upon a change of control, Dr. Harrington will be entitled to:

o immediate vesting of all stock options or payment of the in-the-money value of all unvested options,
o    one year salary continuation and
o    payment of his maximum bonus for that year.

In addition, upon his termination of employment, we have the option to retain Dr. Harrington as a consultant, in which case he would receive monthly consulting fees equal to his prior monthly salary upon providing up to 20 hours of consulting services each month.

Mr. O'Boyle's arrangement with ChromaVision provides for his employment on an at-will basis. If his employment is terminated for any reason other than cause, one-half of his non-vested stock options will automatically vest, all performance related compensation will become immediately payable, and ChromaVision will pay Mr. O'Boyle his base salary for a 12-month period in return for his agreement not to engage in activities in competition with ChromaVision during that period. Upon any change of control, Mr. O'Boyle will be entitled to immediate vesting of all stock options or the payment of the in-the-money value of all unvested options.

All other agreements with executive officers are at-will employment agreements.

[LOGO]                                                                        23

Relationships and Related Transactions with Management and Others

We have an administrative services agreement with XL Vision and Safeguard, under which XL Vision and Safeguard provide us with administrative support services, including management consultation, investor relations, legal services and tax planning. In consideration for these services, we will pay an annual fee of 0.75% of our gross revenues each year to each of XL Vision and Safeguard, up to a maximum of $300,000 a year in the aggregate. Fees will accrue until we have achieved a positive cash flow from operations. The agreement extends through January 31, 2002, and continues thereafter unless terminated by either party. Negligible payments accrued under this agreement in 1998.

In August 1997, we entered into a loan arrangement with Safeguard that provides for borrowings by Safeguard from us of up to a maximum of $5 million on a revolving basis at Safeguard's effective borrowing rate minus 0.75%. This rate is higher than we are earning on our money market investments. Interest is payable monthly. The highest principal balance of these borrowings during 1998 was $5,000,000, which is also the current outstanding principal balance under this note.

Independent Public Accountants

KPMG LLP has been our independent public accountants since our inception in 1996. We intend to retain them for 1999. A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement at the meeting if desired, and will be available to respond to appropriate questions.



[LOGO]                                                                        24

                               [CHROMAVISION LOGO]

                               33171 Paseo Cerveza
                       San Juan Capistrano, CA 92675-4824

                              Phone:     (949) 443-3355
                              Toll-Free: (888) 443-3310
                              Fax:       (949) 443-3366


            For more information about ChromaVision, please visit our
                        website at www.chromavision.com



                                Blue Lantern Inn
                        34343 Street of the Blue Lantern
                              Dana Point, CA 92629
                                 (949) 661-1304

                                 From San Diego:

Take the 5 Freeway North to San Clemente. Take the BEACH CITIES exit and veer to the left onto Pacific Coast Highway (PCH). Travel on PCH 2 1/2 miles to Street of the Blue Lantern. Make a left turn. The Inn is on the right at the edge of the cliff.

                                From Los Angeles:

 Take the 405 Freeway South to the 5 Freeway South to San Juan Capistrano. Exit at Pacific Coast Highway (PCH) and stay to the right. Travel on PCH for 2 1/2 miles to the Street of the Blue Lantern. Make a left turn. The Inn is on the right, on the edge of the cliff.

P R O X Y


                       CHROMAVISION MEDICAL SYSTEMS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

o appoint Douglas S. Harrington and Kevin C. O'Boyle, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on June 9, 1999, and at any adjournments of that meeting,

o authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

o    revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR ADOPTION OF THE AMENDMENT TO THE 1996 EQUITY COMPENSATION PLAN, AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                             Please mark    |X|
                                                             your votes as
                                                             indicated in
                                                             this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS       FOR  |_|                   WITHHELD |_|
   Nominees:                                              FOR ALL
   John S. Scott               TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
   Douglas S. Harrington       NOMINEE WHILE VOTING FOR THE REMAINDER, STRIKE
   Richard C.E. Morgan         A LINE THROUGH THE NOMINEE'S NAME IN THE LIST.
   Mary Lake Polan
   Charles A. Root
   Thomas R. Testman


2. ADOPTION OF THE AMENDMENT TO THE
   1996 EQUITY COMPENSATION PLAN


   FOR |_|        AGAINST  |_|   ABSTAIN  |_|





SIGNATURE(S)______________________ ________________________ DATE: ______________

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. IF SHARES ARE JOINTLY OWNED, YOU MUST BOTH SIGN. INCLUDE YOUR FULL TITLE IF YOU ARE SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, OR ON BEHALF OF A CORPORATION OR PARTNERSHIP.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                             [CHROMAVISION GRAPHIC]

                               33171 Paseo Cerveza
                          San Juan Capistrano, CA 92675

                               Phone: 949/443/3355
                             Toll-Free: 888/443-3310
                                Fax: 949/443-3366


      For more information about ChromaVision, please visit our website at
                              www.chromavision.com